As Filed with the Securities and Exchange Commission on November 24, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2629477
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1625 Broadway, Denver, Colorado 80202

(303) 389-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Kornder

1625 Broadway

Denver, Colorado 80202

(303) 389-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

George A. Hagerty, Esq.

Hogan & Hartson L.L.P.

1200 Seventeenth Street, Suite 1500

Denver, Colorado 80202

(303) 899-7300

Approximate Date Of Commencement Of Proposed Sale To The Public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share, issuable upon exercise of Warrants	500,000 shares	$45.00	$22,500,000	$1,821

(1)	Pursuant to Rule 416 under the Securities Act, such number of shares of our common stock registered hereby shall also include an indeterminate number of additional shares of our common stock that may be issued from time to time upon exercise of the warrants by reason of adjustment in the exercise price in certain circumstances specified in the warrant agreements.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, under which rule the price per share is estimated by reference to the exercise price of the securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer is not permitted.

(Subject to Completion, dated November 24, 2003)

PROSPECTUS

500,000 Shares

Common Stock

This is an offering of Common Stock of Patina Oil & Gas Corporation. We are a publicly traded, independent energy company engaged in the acquisition, development, exploitation and production of oil and natural gas primarily in Colorado’s Wattenberg Field, the Mid Continent region of southern Oklahoma and the Texas Panhandle, and the San Juan Basin in New Mexico.

All of the shares of Common Stock are being sold by the selling stockholders named in this prospectus, or their transferees, pledgees, donees or successors-in-interest. We will not receive any proceeds from the sale of the shares by the selling stockholders. All of the shares offered by this prospectus are issuable upon exercise of presently exercisable warrants. The warrants were initially issued in a private placement transaction on October 1, 2003.

The prices at which the selling stockholders may sell the shares will be determined by the selling stockholders or their transferees. While we may receive cash if and when the warrants are exercised, we will not receive any proceeds from the disposition of the shares of Common Stock covered hereby.

Our Common Stock is listed on the New York Stock Exchange under the symbol “POG.” On November 21, 2003, the last sale price of our Common Stock reported on the New York Stock Exchange was $42.78 per share.

Investing in our Common Stock involves risks. Before buying any shares you should read the discussion of material risks of investing in our Common Stock in “ Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2003.

Information Contained In This Prospectus

In determining whether to invest in our Common Stock, you should rely only on the information contained, or incorporated by reference into, this prospectus. We and the selling stockholders have not authorized anyone to provide you with information that is different from or in addition to that contained in this prospectus. We and the selling stockholders are not making an offer to sell, or seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

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As used in this prospectus, unless the context otherwise requires, the terms “Patina,” “we,” “our” and “us” refer to Patina Oil & Gas Corporation and its consolidated subsidiaries.

About Patina Oil & Gas Corporation

We are a rapidly growing mid-size independent energy company engaged in the acquisition, development and exploitation of oil and natural gas properties within the continental United States. Our properties and oil and gas reserves are principally located in relatively long-lived fields with well-established production histories. The properties are concentrated in the Wattenberg Field of Colorado’s Denver-Julesburg Basin, the Mid Continent region of southern Oklahoma and the Texas Panhandle, and the San Juan Basin in New Mexico. Our shares of Common Stock are traded on the New York Stock Exchange under the symbol “POG.”

We operate over 75% of the producing wells in which we hold a working interest. The high proportion of operated properties allows us to exercise more control over expenses, capital allocation and the timing of development and exploitation activities in our fields. Our properties have relatively long reserve lives and highly predictable production profiles. In general, these properties have extensive production histories and production enhancement opportunities.

Our executive offices and operating headquarters are located at 1625 Broadway, Denver, Colorado 80202 and our telephone number is (303) 389-3600.

Risk factors

Our business, operations and financial condition are subject to various risks. You should consider carefully the following risk factors before deciding to invest in our Common Stock. If any of the following risks actually occurs, our business, financial condition, results of operations or cash flows could be materially harmed. In any such case, the trading price of our Common Stock could decline, and you could lose all or a part of your investment. When determining whether to buy our Common Stock you should also refer to the other information in this prospectus, including that information incorporated by reference in this prospectus, such as, our consolidated financial statements and related notes.

Demand for our oil and gas from our customer base

We sell our oil and gas production to end-users, marketers and refiners and other similarly situated purchasers that have access to natural gas pipeline facilities near our properties or the ability to truck oil to local refineries or pipeline delivery points. The demand for oil and natural gas production and our ability to market it to our customers may be affected by a number of factors that are beyond our control and that we cannot accurately predict at this time. These factors include:

•	The performance of the U.S. and world economies;

•	Retail customers demand for oil and natural gas;

•	The competitive position of alternative energy sources;

•	The price of our oil and gas production as compared to that for similar product grades from other producing basins;

•	The availability of pipeline and other transportation facilities that may make oil and gas production from other producing areas competitive for our customers to use; and

•	Our ability to maintain and increase our current level of production over the long term.

Fluctuations in profitability of the oil and gas industry

The oil and gas industry is highly cyclical and historically has experienced severe downturns characterized by oversupply and weak demand. Many factors affect our industry, including general economic conditions, consumer preferences, personal discretionary spending levels, interest rates and the availability of credit and capital to pursue new production opportunities. We cannot guarantee that our industry will not experience sustained periods of decline in the future. Any such decline could have a material adverse affect on our business.

Competition for the acquisition of new properties

The oil and gas industry is very competitive. Other exploration and production companies compete with us for the acquisition of new properties. Among them are some of the largest oil companies in the United States and other substantial independent oil and gas companies. Many of these companies have greater financial and other resources than we do. Our ability to increase our reserves in the future will depend upon our ability to select and acquire suitable oil and gas properties in this competitive environment.

Operating risks of oil and natural gas operations

The oil and gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gas and other environmental hazards and risks. As customary with industry practice, we maintain insurance against some, but not all, of these hazards and risks. The occurrence of such an event or events not fully covered by insurance could have a material adverse affect on our business. In addition, our operations are dependent upon the availability of certain resources, including drilling rigs, water, chemicals, and other materials necessary to support our capital development plans and maintenance requirements. The lack of availability of one or more of these resources at an acceptable price could have a material adverse affect on our business.

The effect of regulation

Our business is heavily regulated by federal, state and local agencies. This regulation increases our cost of doing business, decreases our flexibility to respond to changes in the market and lengthens the time it may take for us to gain approval of and complete capital projects. We may be subject to substantial penalties if we fail to comply with any regulation. In particular, the Colorado Oil & Gas Conservation Commission has promulgated regulations to protect ground water, conserve soil, provide for site reclamation, ensure setbacks in urban areas, generally promote safety concerns and mandate financial assurance for companies in the industry. To date, these rules and regulations have not adversely affected us. We continue to take an active role in the development of rules and regulations that directly impact our operations. However, we cannot assure you that regulatory changes enacted by the Colorado Oil & Gas Conservation Commission or other regulatory agencies that have jurisdiction over us will not increase our operating costs or otherwise negatively impact the results of our operations.

The potential for environmental liabilities

We are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. We currently own or lease numerous properties that have been used for many years for oil and natural gas production. Although we believe that we and previous owners used operating and disposal practices that were standard in the industry at the time, hydrocarbons and other waste products may have been disposed of or released on or under the properties owned or leased by us. In connection with our most significant acquisitions, we have conducted environmental assessments and have found no instances of material environmental non-compliance or any material clean-up liabilities requiring action in the near future. However, we have not performed such environmental assessments on all of our properties. As to all of our properties, we cannot assure you that past disposal practices, including those that were state-of-the-art at the time employed, will not result in significant future environmental liabilities. In addition, we cannot assure you that in the future regulatory agencies with jurisdiction over us will not enact additional environmental regulations that will negatively affect properties we currently own or acquire in the future.

We also operate exploration and production waste management facilities that enable us to treat, bioremediate and otherwise dispose of tank sludge and contaminated soil generated from our operations. We cannot assure you that these facilities or other commercial disposal facilities operated by third parties that we have used from time to time will not in the future give rise to environmental liabilities for which we will be responsible. The trend toward stricter standards in environmental regulation could have a significant adverse impact on our operating costs as well as our industry in general.

Hedging of oil and natural gas prices

We enter into hedging arrangements covering a portion of our future production to limit volatility and increase the predictability of cash flow. Hedging instruments are generally fixed price swaps but have at times included or may include collars, puts and options on futures. While hedging limits our exposure to adverse price movements, hedging limits the benefit of price increases and is subject to a number of risks, including the risk the counterparty to the hedge may not perform.

Estimates of oil and gas reserves, production replacement

The information on proved oil and gas reserves incorporated by reference in this document are simply estimates. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment, assumptions used regarding quantities of oil and gas in place, recovery rates and future prices for oil and gas. Actual prices, production, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will vary from those assumed in our estimates, and such variances may be significant. If the assumptions used to estimate reserves later prove incorrect, the actual quantity of reserves and future net cash flow could be materially different from the estimates used herein. In addition, results of drilling, testing and production along with changes in oil and gas prices may result in substantial upward or downward revisions.

Without success in exploration, development or acquisitions, our reserves, production and revenues from the sale of oil and gas will decline over time. Exploration, the continuing development of our properties and acquisitions all require significant expenditures as well as expertise. If cash flow from operations proves insufficient for any reason, we may be unable to fund exploration, development and acquisitions at levels we deem advisable.

Chief Executive Officer’s interest in other oil and gas companies

Our Chief Executive Officer also serves as an officer, director and/or significant investor in several other public and private companies engaged in various aspects of the energy industry. We currently have no business relationships with any of these companies, none of them owns our securities nor do we hold any of theirs. Historically, no material conflict has arisen with regard to these companies. However, conflicts of interests may arise particularly as we have recently become active in more geographic areas, such as the Mid Continent and San Juan Basin regions. Board policies are in place that require Mr. Edelman, along with all other officers and directors, to give us notification of any potential conflicts that arise. However, we cannot assure you that we will not compete with one or more of these companies, particularly for acquisitions, or encounter other conflicts of interest in the future.

Key members of our management

Our success is highly dependent on our senior management personnel, of which only one is currently subject to an employment contract. The loss of one or more of these individuals could have a material adverse effect on us.

The information we set forth under the heading “Risk Factors” details these and other facts that could affect our operating results. You should carefully consider all this information before you invest.

Cautionary statement regarding forward-looking statements

Certain information included in this report, other materials filed or to be filed by us with the Securities and Exchange Commission, as well as information included in oral statements or other written statements made or to be made by us contain or incorporate by reference certain statements (other than statements of historical or present fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

All statements, other than statements of historical or present facts, that address activities, events, outcomes or developments that we plan, expect, believe, assume, budget, predict, forecast, estimate, project, intend or anticipate (and other similar expressions) will or may occur in the future are forward-looking statements. These forward-looking statements are based on our management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference into this prospectus. Such forward-looking statements appear in a number of places and include statements with respect to, among other things, such matters as: future capital, development and exploration expenditures (including the amount and nature thereof), drilling, deepening or refacing of wells, oil and gas reserve estimates (including estimates of future net revenues associated with such reserves and the present value of such future net revenues), estimates of future production of oil and natural gas, expected results or benefits associated with recent acquisitions, business strategies, expansion and growth of our operations, cash flow and anticipated liquidity, grassroots prospects and development and property acquisitions, obtaining financial or industry partners for prospect or program development, or marketing of oil and natural gas. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include but are not limited to: general economic conditions, the market price of oil and natural gas, the risks associated with exploration, our ability to find, acquire, market, develop and produce new properties, operating hazards attendant to the oil and gas business, uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures, the strength and financial resources of our competitors, our ability to find and retain skilled personnel, climatic conditions, labor relations, availability and cost of material and equipment, environmental risks, the results of financing efforts, regulatory developments and the other risks described in this prospectus.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus and in documents incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Use of proceeds

All proceeds from the sale of the shares of Common Stock offered hereby will be for the account of the selling stockholders. We will not receive any of the proceeds from the sale of the shares of Common Stock sold under this prospectus. If and when all of the warrants are exercised, we may, if they are exercised for cash, receive up to approximately $22,500,000. If the selling stockholders exercise their warrants using the net exercise feature of the warrants available to them, we will not receive any cash. See “Selling Stockholders” and “Plan of Distribution.”

Selling stockholders

On August 25, 2003, we executed a purchase and sale agreement to acquire Cordillera Energy Partners, L.L.C. for $244.5 million, comprised of $240.5 million of cash funded with borrowings under our bank facility and the issuance of five-year warrants to purchase 500,000 shares of Patina Common Stock for $45.00 per share. The transaction closed on October 1, 2003.

The warrants are currently exercisable, have a five-year life, expire on October 1, 2008 and include certain anti-dilution provisions. The warrants also require that we register the shares of Common Stock underlying the warrants. The current holders of the warrants are identified as selling stockholders in this prospectus.

We do not know when or in what amounts a selling stockholder may offer shares of Common Stock for sale. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of Common Stock pursuant to this offering, we cannot estimate the number of shares of Common Stock that the selling stockholders will hold after completion of the offering. For purposes of the following table, we have assumed that the selling stockholders will sell all of the shares of Common Stock covered by this prospectus (consisting of all of the shares of Common Stock issuable upon exercise of the warrants).

We prepared the following table based on the information supplied to us by the selling stockholders named in the table. None of the selling stockholders has had a material relationship with us, or with our predecessors or affiliates, at any time during the past three years.

Name	Common Stock beneficially owned prior to the offering (1)	Number of shares issuable upon exercise of warrants	Number of shares being offered	Number of shares beneficially owned after the offering
EnCap Energy Capital Fund III, L.P.	142,429	142,429	142,429	0
ECIC Corporation	15,000	15,000	15,000	0
BOCP Energy Partners, L.P.	34,851	34,851	34,851	0
EnCap Energy Acquisition III-B, Inc.	107,720	107,720	107,720	0
Northpoint Energy, LLC	200,000	200,000	200,000	0
George H. Solich(2)	200,000	200,000	200,000	0
Total	500,000	500,000	500,000	0

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and is based on the number of shares issuable upon exercise of currently exercisable warrants.
(2)	Mr. Solich is the sole owner of Northpoint Energy, LLC and, as such, may be deemed to be the beneficial owner of all shares owned by Northpoint Energy, LLC.

Description of Common Stock

For a full description of our Common Stock, please see the documents identified in the section “Incorporation of Certain Information by Reference” in this registration statement. As of the date of this prospectus, we are authorized to issue up to 156,250,000 shares of our Common Stock. As of November 21, 2003, we had 34,480,014 shares of Common Stock issued, exclusive of 1,243,566 common shares held in treasury, and had reserved an additional 3,427,300 shares of Common Stock for issuance under our various stock and compensation incentive plans and exercise of outstanding warrants. Each share of Common Stock is entitled to one vote in the election of directors and other matters.

Plan of distribution

For the purposes of the following description, the term “selling stockholder” includes donees, pledges, transferees or other successors-in-interest selling shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, corporate dividend, partnership or limited liability company distribution or other transfer. The selling stockholders may, from time to time, dispose of their shares of Common Stock directly to purchasers or through underwriters, broker-dealers or agents on any stock exchange, market or trading facility on which the shares of Common Stock are traded or may dispose of their shares of Common Stock or warrants in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods to dispose of shares of Common Stock:

•	ordinary brokerage transactions on a national securities exchange on which the Company’s Common Stock may be listed at the time of sale and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus. To the extent required by applicable law, this prospectus may be amended or supplemented under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), to amend the list of selling stockholders to include pledgees, donees, transferees or other successors-in-interest as selling stockholders under this prospectus.

In connection with the sale of our Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders, or their broker-dealers or financial institution may also sell shares of our Common Stock short or deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may agree to indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

The aggregate proceeds to the selling stockholders from such dispositions will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriter, broker-dealers or agent that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. This compensation may be in excess of that customary in the types of transactions involved. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required by applicable law, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and their affiliates will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, including without limitation, the anti-manipulation rules of Regulation M.

We have agreed to indemnify each selling stockholder and its officers, directors, partners, employees, agents and controlling persons against specific liabilities in connection with the offer and sale of the shares, including liabilities under the Securities Act. We have agreed to pay all of the expenses of registering the shares under the Securities Act, including registration and filing fees and expenses, printing expenses, and certain legal and accounting fees. The selling stockholders are responsible for all underwriting commissions or brokerage fees, and taxes of any kind applicable to any disposition, sale or transfer of the shares.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been resold or otherwise transferred pursuant to and in accordance with the registration statements, and (2) eleven (11) months from the effective date of the registration statement that includes this prospectus.

Legal matters

The validity of the Common Stock offered hereby is being passed upon by Hogan & Hartson L.L.P., Denver, Colorado.

Experts

The consolidated financial statements incorporated in this prospectus by reference from Patina Oil & Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation of certain information by reference

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) prior to the completion of the offering covered by this prospectus:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2002 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2003 Annual Meeting);

•	our current reports on Form 8-K filed with the SEC March 18, 2003, May 1, 2003 (excluding Item 9 thereof), May 15, 2003, July 31, 2003 (excluding Item 12 thereof), October 2, 2003 and October 30, 2003 (excluding Item 12 thereof);

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

•	The description of our Common Stock set forth in the Patina Oil & Gas Corporation and Gerrity Oil & Gas Corporation Proxy Statement/Prospectus dated April 2, 1996.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

David J. Kornder

Patina Oil & Gas Corporation

1625 Broadway

Denver, Colorado 80202

Telephone: (303) 389-3600

Where can you find more information

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of these documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and, accordingly, file reports, proxy statements and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of our reports, proxy statements and other information also may be inspected and copied at the public reference facility maintained by the SEC at the Judiciary Plaza, 450 Fifth Street, N.W., Room 124, Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330.

EXHIBIT A

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We estimate that we will incur the following expenses in connection with the issuance and distribution of the securities registered.

Filing Fee for Registration Statement	$1,821
Legal Fees and Expenses	12,000
Accounting Fees and Expenses	5,000
Printing Expenses	5,000
Miscellaneous	5,000

Total	$28,821

Item 15. Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding because such person is or was an officer or director of the company or is a person who is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of a company’s certificate of incorporation and the bylaws were adopted or as may be thereafter amended. Each of Article VI of our Bylaws and Article Nine of our Certificate of Incorporation expressly provide that it is not the exclusive method of indemnification.

Article VI of our Bylaws also provides that we may maintain insurance, at our expense, to protect us and any director, officer, employee or agent of ours or of another entity against any expense, liability or loss, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight of our Certificate of Incorporation contains such a provision.

We have entered into indemnification agreements with each of our officers and directors and may in the future enter into such indemnification agreements with our directors, officers, employees and agents. These indemnification agreements provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. These indemnification agreements do not change the basic legal standards for indemnification set forth in the DGCL or in our Certificate of Incorporation. We have furthered, not limited, the general right to indemnification provided in our Certificate of Incorporation and Bylaws.

Item 16. Exhibits.

4.1	Form of Warrant to Purchase Shares of Common Stock of Patina Oil & Gas Corporation dated October 1, 2003
5.1	Legal Opinion of Hogan & Hartson L.L.P.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Powers of Attorney of Directors and Officers of Patina Oil & Gas Corporation (included in signature page to this registration statement)

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the “Plan of Distribution” not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Patina Oil & Gas Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Patina Oil & Gas Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 24th day of November 2003.

PATINA OIL & GAS CORPORATION
(A Delaware Corporation)

By: /s/ Thomas J. Edelman

Name: Thomas J. Edelman
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Kornder his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Edelman Thomas J. Edelman	Chairman of the Board (Principal Executive Officer)	November 24, 2003

/s/ Jay W. Decker Jay W. Decker	President and Director	November 24, 2003

/s/ David J. Kornder David J. Kornder	Executive Vice President and Chief Financial Officer	November 24, 2003

/s/ Jeffrey L. Berenson Jeffrey L. Berenson	Director	November 24, 2003

/s/ Robert J. Clark Robert J. Clark	Director	November 24, 2003

/s/ Elizabeth K. Lanier Elizabeth K. Lanier	Director	November 24, 2003

/s/ Alexander P. Lynch Alexander P. Lynch	Director	November 24, 2003

/s/ Paul M. Rady Paul M. Rady	Director	November 24, 2003

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Index To Exhibits

4.1	Form of Warrant to Purchase Shares of Common Stock of Patina Oil & Gas Corporation dated October 1, 2003
5.1	Legal Opinion of Hogan & Hartson L.L.P.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement)
24.1	Powers of Attorney of Directors and Officers of Patina Oil & Gas Corporation (included in signature page to this registration statement)

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